EXHIBIT 7

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
                   -------------------------------------------

                  This Amended and Restated Shareholders Agreement (this "AGREEMENT") is made and entered into as of August 2, 2001, by and among Inland Resources Inc., a Washington corporation (the "INLAND"), Inland Holdings, LLC, a California limited liability company ("TCW"), and Hampton Investments LLC, a Delaware limited liability company ("SMITH").

                               W I T N E S S E T H

                  WHEREAS, Inland, TCW, Fund V (as defined below), Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI"), Pengo Securities Corp., a Delaware corporation ("PENGO"), Smith Energy Partnership, a New York general partnership ("SEP"), Randall D. Smith, Jeffrey
A. Smith, Barbara Stovall Smith, John W. Adams and Arthur J. Pasmas (collectively, the "SMITH INDIVIDUALS") (Smith, Pengo, SEP and the Smith Individuals, together with any of their respective affiliates, the "SMITH GROUP") entered into that certain Shareholders Agreement dated as of September 21, 1999 (the "ORIGINAL AGREEMENT");

                  WHEREAS, Smith has acquired a total of 570,698 shares of Inland's Common Stock (as defined in the Original Agreement) from the other members of the Smith Group and 292,098 shares of Common Stock from JEDI, and Smith is concurrently herewith acquiring from TCW 1,455,390 shares of Common Stock held by TCW;

                  WHEREAS, after the sale of Common Stock by TCW described above, TCW will own 297,196 shares of Inland's Common Stock (the "TCW COMMON STOCK") and no other equity securities of Inland;

                  WHEREAS, after the purchase of Common Stock from TCW described above, Smith will own a total of 2,318,186 shares of Inland's Common Stock (the "SMITH COMMON STOCK") and no other equity securities of Inland;

                  WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety as provided herein; and

                  WHEREAS, TCW and Smith desire to make certain provisions regarding, among other things, the transfer of shares of capital stock of Inland.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the parties hereto, intending to be legally bound by the terms hereof, agree that the Original Agreement is amended and restated in its entirety as follows:

                  SECTION 1.        DEFINITIONS

                  As used in this Agreement, the following terms have the following meanings:

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                  "AFFILIATE" or "AFFILIATE" shall mean, with respect to any
Person, (i) any other Person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities of the specified Person; (ii) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the specified Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with the specified Person; or (iv) any officer, director, partner or sanguineous or affined kin of the specified Person or of any other Person described in clause (iii) above. For the avoidance of doubt and without limiting the generality of the foregoing, the following Persons shall be deemed to be Affiliates of Smith: (a) Randall D. Smith, Jeffrey A. Smith, Barbara Stovall Smith, Arthur J. Pasmas, John W. Adams,
(b) any immediate family member of any Person falling within (a) above, (c) any direct lineal descendant of any Person falling within (b) above, (d) any trust established for the benefit of any Person falling within (a) to (c) above, (e) Bruce Schnelwar, and (f) any Person controlling, controlled by or under common control with (a) to (e) above. For the further avoidance of doubt and without limiting the generality of the foregoing, any partner, member, shareholder, participant or beneficial interest owner of any TCW partner, member, shareholder, participant or beneficial interest owner of any of the foregoing shall be deemed to be an Affiliate of TCW.

                  "BOARD" or "BOARD OF DIRECTORS" shall mean the board of directors of Inland and every Subsidiary thereof.

                  "COMMISSION" shall mean the United States Securities and Exchange Commission or any other similar or successor agency of the federal government administering the Securities Act.

                  "COMMON STOCK" shall mean the common stock of Inland, par value $.001 per share.

                  "DRAG-ALONG NOTICE" shall have the meaning ascribed to such term in SECTION 4.

                  "DRAG-ALONG PARTY" shall have the meaning ascribed to such term in SECTION 4.

                  "DRAG-ALONG PERIOD" shall have the meaning ascribed to such term in SECTION 4.

                  "DRAG-ALONG SHARES" shall have the meaning ascribed to such term in SECTION 4.

                  "DRAG-ALONG TRANSACTION" shall have the meaning ascribed to such term in SECTION 4.

                  "EXCHANGE AND NOTE ISSUANCE AGREEMENT" shall mean that certain Exchange and Note Issuance Agreement dated the date hereof by and among Inland, Inland Production Company, Inland Working Capital Company, Inland Holdings LLC and TCW Portfolio No. 1555 DRV Sub-Custody Partnership, LP.

                  "FUND V" shall mean Trust Company of the West, a California trust company, solely in its capacity as custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032 AND TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P., a California limited partnership.

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                  "HOLDER" or "HOLDERS" shall mean the Persons holding any of the Securities, either individually or collectively as the context so requires.

                  "NEW SECURITIES" shall have the meaning ascribed to such term in SECTION 8.1(A).

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                  "SALE CONTRACT" shall have the meaning ascribed to such term in SECTION 4.3.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "SECURITIES" shall mean the TCW Common Stock and Smith Common Stock.

                  "SMITH COMMON STOCK" shall have the meaning ascribed to such term in the recitals hereto.

                  "SUBSIDIARIES" shall mean the subsidiaries of Inland.

                  "TAG TRANSACTION" shall have the meaning ascribed to such term in SECTION 3.1.

                  "TAGALONG PARTY" shall have the meaning ascribed to such term in SECTION 3.1.

                  "TCW COMMON STOCK" shall have the meaning ascribed to such term in the recitals hereto.

                  "TCW ENTITY" shall have the meaning ascribed to such term in
SECTION 4.2.

                  "TCW SUB NOTES" shall mean the unsecured subordinated note(s) of Inland issued pursuant to the Exchange and Note Issuance Agreement.

                  "TRANSFER" shall have the meaning ascribed to such term in
SECTION 2. For the avoidance of doubt, the term "Transfer" shall not include a pledge or hypothecation, but shall include any transfer upon the foreclosure or realization of collateral arising from a pledge or hypothecation.

                  "TRANSFEROR" shall have the meaning ascribed to such term in
SECTION 3.1.

                  "TRANSFEREE" shall have the meaning ascribed to such term in
SECTION 3.1.

                  "VOTING STOCK" shall mean the capital stock of any class or classes of Inland, including, without limitation, the Common Stock, the holders of which are entitled to participate generally in the election of the members of Inland's Board, and any securities of Inland convertible into, or exercisable or exchangeable for, any such capital stock of Inland.

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                  SECTION 2.        RESTRICTIVE LEGEND AND RIGHT TO TRANSFER

                  2.1 Each party hereto understands and agrees that Inland will cause the legend set forth below to be placed upon any certificates or other documents or instruments evidencing ownership of the Smith Common Stock and the TCW Common Stock, until such time as the later of a certificate bearing such legend is transferred to a non-affiliate of Smith or TCW or the repayment in full of the TCW Sub Notes (at which time Inland agrees to remove such legend(s) upon request of a holder of such certificate):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TAG-ALONG, AND DRAG-ALONG RIGHTS AND VOTING AGREEMENTS AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AUGUST 2, 2001 AMONG INLAND RESOURCES, INC., INLAND HOLDINGS, LLC AND HAMPTON INVESTMENTS LLC. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. CERTAIN OF SUCH RIGHTS AND AGREEMENTS ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES."

                  2.2 Except as provided in Sections 3 or 4 herein and subject to applicable securities laws, any restrictive legends on certificates evidencing the Securities and any other agreements governing or restricting transfer of the Securities, each of TCW and Smith shall have the right to freely sell, assign, transfer, give away or dispose of (any of the foregoing being hereinafter referred to as a "Transfer") their respective interests in the Securities, whether in whole or in part, to any Person without restriction other than as set forth herein.

                  SECTION 3.        TAGALONG RIGHTS

                  3.1 If Smith or any affiliate thereof ("TRANSFEROR") transfers, other than in a public offering pursuant to a registration statement, any shares of Common Stock held by such Transferor to any Person or Persons other than to an affiliate of Smith (a "TRANSFEREE") in one transaction or a series of related transactions, which transfer or transfers constitute the Transfer of a majority of the shares of Smith Common Stock held by Smith as of the date hereof (a "TAG TRANSACTION"), then TCW or any Affiliate of TCW (the "TAGALONG PARTY") shall have the right to sell to the Transferee, at the same price per share and otherwise on the same terms and conditions as provided with respect to the sale by the Transferor to the Transferee, up to the number of shares of Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Common Stock which the Tagalong Party then owns and (ii) a fraction with a numerator equal to the number of shares of Common Stock then proposed to be sold by the Transferor and a denominator equal to the total number of shares of Common Stock owned by the Transferor as of the date hereof. The right of the Transferor to sell shall be subject to the condition that the Transferor shall cause the Transferee that proposes to purchase the shares of the Transferor to offer to purchase, at the same price per share and otherwise on the same terms, such number of shares from the Tagalong Party; PROVIDED, HOWEVER, that if the Transferee is for any reason unwilling or unable to purchase the aggregate number of shares from the Transferor to be purchased together with the Tagalong Party desiring to Transfer shares in such transaction, then the number of shares to be sold by each shall be proportionally reduced (based on the total

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number of shares originally proposed to tag along or be sold) to such number as, when taken with the number of shares to be sold by each other such party, shall be equal to the number of shares which such Transferee is willing or able to purchase (provided that such Transfer shall satisfy the conditions set forth in the first sentence of this SECTION 3.1). Each Tagalong Party shall only be entitled to sell shares of Common Stock under this SECTION 3 that it owns as of the date hereof and any securities acquired after the date hereof concurrently with securities of the same type acquired by Smith; other securities acquired after the date hereof in any manner shall not be subject to the tagalong rights provided in this SECTION 3.

                  3.2 The Transferor shall give written notice to TCW, and to any Affiliate of TCW to whom TCW has Transferred TCW Common Stock (notice of which such Affiliate transferees has been given to Smith or any other Transferor) at least fifteen (15) business days prior to any proposed Transfer(s) of Common Stock constituting a Tag Transaction. The notice shall specify the proposed Transferee, the number of shares of Common Stock to be sold, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. If the Tagalong Party desires to include shares of Common Stock in such sale pursuant to SECTION 3.1, the Tagalong Party shall be required to notify the Transferor not more than ten
(10) business days after its receipt of the notice required to be delivered by the Transferor in order to exercise its tagalong rights under SECTION 3.1.

                  3.3 If a Transferor proposes to Transfer to any Affiliate thereof any of the Smith Common Stock held by such Transferor, then such Transferor, as a condition to the Transfer, (i) shall cause such Affiliate to agree to be bound by this Section 3 and such Affiliate shall thereupon be deemed to be a party hereto and (ii) shall notify TCW of the identity and address of the Affiliate transferee. The tag along rights set forth in this SECTION 3 shall not be applicable to transferees of TCW other than to Affiliates of TCW.

                  SECTION 4.        DRAG-ALONG.

                  4.1 If a Transferor sells, other than in a public offering pursuant to a registration statement, shares of Common Stock held by such Transferor to a Transferee in one transaction or a series of related transactions on arms-length terms which constitute the transfer of all of the Common Stock then owned by Smith and its Affiliates, the Transferor and/or its affiliates may, at their option, cause TCW (together with any party deemed to be included in such definition pursuant to SECTION 4.2 below, a "DRAG-ALONG PARTY") to sell to the Transferee, on the same terms and conditions as provided with respect to the sale by the Transferor to such Transferee in such transaction, all shares of Common Stock which the Drag-Along Party then owns (such shares being "DRAG-ALONG SHARES" and such transaction being a "DRAG-ALONG TRANSACTION"); PROVIDED, HOWEVER, that: (x) the price for the Drag-Along Shares may not be lower than the price per share paid to the Transferor in the same or related transaction; and (y) the consideration for the Drag-Along Shares shall be paid in cash at the closing of the Drag-Along Transaction(s) unless the relevant Drag-Along Party consents to payment in a form other than cash or, at the option of the relevant Drag-Along Party, in the same form of payment as received by the Transferor.

                  4.2 If TCW or any of its Affiliates (a "TCW ENTITY") proposes to Transfer to any Affiliate thereof any of the Common Stock held by such TCW Entity, then such TCW

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Entity, as a condition to the Transfer, shall cause such Affiliate to agree to be bound by this SECTION 4 and such Affiliate shall thereupon be deemed to be a party hereto and shall notify Smith of the identity and address of such Affiliate. Thereupon such Affiliate shall also be deemed a "Drag-Along Party" for purposes of this Agreement. The drag-along rights set forth in this SECTION 4 shall not be applicable to transferees of the Drag-Along Party other than to other Affiliates of such Drag-Along Party.

                  4.3 To exercise a drag-along right, Transferor shall give written notice (the "DRAG-ALONG NOTICE") to the Drag-Along Party against whom the right is to be enforced at least fifteen (15) business days prior to any proposed Transfer of Common Stock. The notice shall specify the terms of such Transfer and certify as to the facts supporting exercise of the drag-along right and include a copy of the contract between the Transferor and Transferee to consummate the Drag-Along Transfer (the "SALE CONTRACT"), if such a Sale Contract has been signed . During the Drag-Along Period (as defined below), the Drag-Along Party in receipt of the Drag-Along Notice may not Transfer any Securities subject to Transferor's drag-along rights under this SECTION 4 to any Person other than Transferor or the Transferee. The "Drag-Along Period" shall be the period commencing on the date the Drag Along Notice is given and terminating on the earlier of (i) the 120th day following delivery of the Drag-Along Notice or (ii) the date of termination of the Sale Contract.

                  SECTION 5.        BOARD OF DIRECTORS REPRESENTATION

                  5.1 BOARD OF DIRECTORS REPRESENTATION. From and after the date hereof, each of Smith and any of its affiliates and successors to the Smith Common Stock and TCW and any of its affiliates and successors to the TCW Common Stock who hold Voting Stock shall vote their respective shares of Voting Stock (including any shares of Voting Stock hereafter acquired, owned or controlled by such Holder), at any regular or special meeting of shareholders of Inland called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of shareholders, in such a manner that, and shall otherwise take all actions in their capacities as shareholders necessary to ensure that, (i) the Board of Inland consists of six (6) members (unless the Requisite Holders (as defined in the Exchange and Note Issuance Agreement) have exercised their rights under the Exchange and Note Issuance Agreement and, as a result of the failure of a then existing director to resign or otherwise, it is necessary to increase the size of the Board in order to permit the Requisite Holders to exercise such rights), (ii) for so long as Smith and its Affiliates hold not less than a majority of the Common Stock, Smith and its Affiliates, as a group, shall have the right to appoint not less than two individuals designated for election to, and be elected to, the Board or, if greater, that number of individuals representing not less than one third of the members of the Board, and (iii) for so long as there shall be any TCW Sub Notes outstanding and the provisions of SECTIONS 5.2, 5.3 and 9.2 of the Exchange and Note Issuance Agreement are applicable, the Requisite Holders shall have the right to have one or more individuals designated for election to, and be elected to, the Board as set forth in and pursuant to Sections 5.2, 5.3 and 9.2 of the Exchange and Note Issuance Agreement. In the event that either the Requisite Holders of TCW Sub Notes or Smith has a right to replace a member of each Board designated by the other party with its own designee, Smith or the Requisite Holders of TCW Sub Notes (as the case may be) shall take all necessary action in their capacities as shareholders to cause one of its own designees on the Board to resign

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from the Board and to ensure that the individual designated for election by the other party is elected to the Board.

                  5.2 DIRECTOR COMPENSATION. Except for the Chairman of the Board, no member of the Board designated by any party shall be entitled to receive compensation if such member is an employee, an affiliate, or an employee of an affiliate of Smith or TCW (an "AFFILIATED DIRECTOR"). Subject to Section
5.2 of the Exchange and Note Issuance Agreement, any member of the Board who is not an Affiliated Director shall be entitled to receive compensation at such levels as the Board may determine from time to time. Subject to Section 5.2 of the Exchange and Note Issuance Agreement, one member of the Board designated by the Requisite Holders of TCW Sub Notes (whether serving on the board of directors of Inland or any Subsidiary) and one observer designated by the Requisite Holders of TCW Sub Notes shall be entitled to reimbursement of reasonable travel and other expenses at a level not less than that received by other members of the Board.

                  5.3 REPRESENTATION ON BOARD COMMITTEES. Each of Smith and the Requisite Holders of TCW Sub Notes shall have a right to have the director designated by Smith and the director or observer designated by the Requisite Holders of TCW Sub Notes, respectively, be appointed to all committees established by Inland or Subsidiaries of Inland, including without limitation the audit committee.

                  5.4 THIRD PARTY BENEFICIARIES. The parties hereto acknowledge and agree that the Requisite Holders of the TCW Sub Notes are express third party beneficiaries of this SECTION 5 and shall be entitled to enforce the provisions hereof. SECTION 6. Waiver of Anti-takeover Rights

                  To the extent permitted by law, TCW and its affiliates and Smith and its affiliates, expressly waive all rights and claims against TCW or Inland or Smith or otherwise with respect to the transactions currently contemplated by the parties hereto or any future or subsequent transactions under any anti-takeover statutes of applicable law including, but not limited to, Chapter 19 of the Washington Business Corporation Act (RCW 23B.19.010 - 19.050).

                  SECTION 7.        REPRESENTATIONS AND WARRANTIES

                  7.1 Smith hereby represents, warrants and covenants to TCW that: (a) Smith owns the Smith Common Stock and no other equity securities of Inland, (b) Smith is the beneficial holder (and has the contractual right to become the record holder) of the Smith Common Stock and (c) Smith has neither sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, its securities constituting all or a portion of the Smith Common Stock, nor, as of the date hereof, has entered into any agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, such securities.

                  7.2 TCW hereby represents, warrants and covenants to Smith that: ( a) TCW owns the TCW Common Stock and no other equity securities of Inland, (b) TCW is the legal and beneficial holder of the TCW Common Stock and
(c) TCW has neither sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, its securities constituting all or a portion

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of the TCW Common Stock, nor, as of the date hereof, has entered into any agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, such securities.

                  7.3 Each of the Smith record owners set forth on the signature pages hereto (the "SMITH RECORD OWNERS") represents that it is a record owner of certain of the Smith Common Stock beneficially owned by Smith as of the date hereof, and has agreed to transfer record ownership of such Smith Common Stock to Smith. Each of the Smith Record Owners agrees that, for so long as such Smith Record Owner is the record owner of Smith Common Stock beneficially owned by Smith, (i) Smith shall be deemed to be the record owner of such Smith Common Stock held by such Smith Record Owner for all purposes under this Agreement (other than the representations in SECTION 7.1 hereof) and (ii) such Smith Record Owner shall be bound by all the terms and conditions of this Agreement on the same basis as Smith.

                  7.4 Inland hereby represents, warrants and covenants to Smith and TCW, as of the date hereof and immediately thereafter, that the authorized capital stock of Inland will consist solely of (i) 25,000,000 shares of Common Stock, of which 2,897,732 shares of will be issued and outstanding and
(ii) 20,000,000 shares of preferred stock, of which no shares will be issued and outstanding. As of the date hereof and immediately thereafter, all of the outstanding shares of the Company's capital stock shall be duly authorized, validly issued, fully paid and nonassessable.

                  SECTION 8.        PREEMPTIVE RIGHTS

                  8.1 Inland hereby grants to TCW and Smith the right to purchase a pro rata share of New Securities (as defined in this SECTION 8.1) which Inland may, from time to time, propose to sell and issue. Each of TCW's or Smith's pro rata share, for purposes of this right, is the ratio of the number of shares of Common Stock owned by TCW or Smith, as the case may be, immediately prior to the issuance of the New Securities, to the total number of shares of Common Stock held by all holders of Common Stock immediately prior to the issuance of the New Securities. This right shall be subject to the following provisions:

                  (a) "NEW SECURITIES" shall mean any capital stock of Inland whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; PROVIDED that the term "New Securities" does not include (i) securities issued in connection with a merger, acquisition, reorganization or other similar transaction undertaken by Inland;
(ii) any borrowings, direct or indirect, from financial institutions or other persons by Inland, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, even if such borrowings have equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of Inland;
(iii) securities issued to employees, consultants, officers or directors of Inland pursuant to any stock option, stock purchase bonus plan, warrant, agreement or arrangement approved by the Board of Directors; (iv) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person and such issuance is undertaken for purposes primarily other than equity financing; (v) securities issued in connection with any stock split, stock dividend or recapitalization of Inland; and (vi) any right, option or warrant to acquire any security

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convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (v) above.

                  (b) In the event Inland proposes to undertake an issuance of New Securities, it shall give TCW and Smith (and their respective Affiliate transferees of which Inland has received notice of the name and address of such transferee) written notice of its intention, describing the type of New Securities, their price and the general terms upon which Inland proposes to issue same. TCW or Smith (or their respective Affiliates) shall have ten (10) business days after any such notice is received to agree to purchase TCW's or Smith's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to Inland and stating therein the quantity of New Securities to be purchased.

                  (c) In the event TCW or Smith (or their respective Affiliates) fail to exercise fully the right within said ten (10) business day period, Inland shall have one hundred eighty (180) business days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred eighty (180) business days from the date of said agreement) to sell the New Securities respecting TCW's or Smith's (or their respective Affiliate's) right option set forth in this SECTION 8.1, at a price and upon terms no more favorable to the purchasers thereof than specified in Inland's notice to TCW and Smith pursuant to SECTION 8.1(B). In the event Inland has not sold the New Securities within such one hundred eighty (180) business day period or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred eighty (180) business days from the date of said agreement, Inland shall not thereafter issue or sell any New Securities, without first again offering such securities to TCW and Smith (and its Affiliates) in the manner provided in
SECTION 8.1(B) above.

                  (d) If the preemptive rights under this SECTION 8 are exercised by the affiliates of TCW or Smith, (i) such affiliates must act together with TCW or Smith as a group, as applicable, in the exercise of the rights under this SECTION 8; and (ii) as a condition to the purchase of the New Securities by such affiliates, each such affiliate must agree to be bound by
SECTION 4 of this Agreement as if it were a party hereto and, if it has not already done so, it must notify Smith of its identity and address.

                  (e) The preemptive rights under this SECTION 8 shall not be assignable by either TCW or Smith other than to a respective affiliate thereof which also acquires Common Stock therefrom.

                  (f) The preemptive rights of TCW (and any affiliate transferee thereof) shall terminate at any time that (i) TCW and its affiliate transferees collectively own less than 50% of the TCW Common Stock or (ii) as a result of the failure by TCW (and its affiliate transferees) on one or more occasions to exercise preemptive rights hereunder, and/or the transfer of TCW Common Stock by TCW and its affiliates, TCW and its affiliates, collectively, own shares of Common Stock which constitute less than four percent (4%) of the Common Stock then outstanding.

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                  SECTION 9.        MISCELLANEOUS

                  9.1 ATTORNEY'S FEES AND EXPENSES. If any party hereto fails to perform any of its obligations under this Agreement, then the defaulting party shall pay any and all costs and expenses incurred by the other party on account of such default, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

                  9.2 SUCCESSORS AND ASSIGNS; TERMINATION. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto; PROVIDED, HOWEVER, (i) this Agreement shall terminate and not apply when
(a) Common Stock is no longer held by Smith, TCW or their respective affiliates and (b) no TCW Sub Notes are outstanding, and (ii) any transferee (or successor) of Voting Stock from Smith during the time any TCW Sub Notes shall be outstanding shall be bound by SECTION 5 and SECTION 9 hereof and Smith (and Smith's successors) shall condition any transfer of such Voting Stock on the prospective transferee's written acknowledgement of the foregoing and agreement to be bound thereby.

                  9.3 AMENDMENT AND WAIVER, ETC. This Agreement may be amended, but only with the written consent of each of the parties hereto. No failure or delay (whether by course of conduct or otherwise) by the parties hereto in exercising any right, power or remedy which they may have under this Agreement shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the parties hereto of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of this Agreement and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by each party being adversely affected by such waiver or consent, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties at law or in equity or otherwise.

                  9.4 COUNTERPARTS. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  9.5 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  9.6 SPECIFIC PERFORMANCE. Each party recognizes that money damages may be inadequate to compensate the other parties for a breach hereunder, and each party irrevocably agrees that the other parties shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford each party the benefits of this Agreement and that each party shall not object and hereby waives any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will not be sufficient to compensate the other parties.

                  9.7 NOTICES. All notices, requests, consents, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or three (3) days after being deposited in the U.S. mail as registered or certified United States mail, postage prepaid, at the addresses set forth on the signature pages hereto (unless changed by similar notice in writing given by the particular person whose address is to be changed).

                  9.8 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Washington.

                  9.9 ORIGINAL AGREEMENT; ENTIRE AGREEMENT. Upon execution of this Agreement by the parties hereto, the Original Agreement shall be automatically amended and restated in full as provided herein as of the date hereof. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all prior negotiations, preliminary agreements, correspondence or understandings, written or oral between the parties with respect to the subject matter hereof. Except as expressly provided herein, there are no representations or warranties of any party hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the day and year first above written.


                                   INLAND RESOURCES INC.,
                                   a Washington corporation


                                   By:  /s/ Marc MacAluso
                                        ---------------------------------------
                                        Name:   Marc MacAluso
                                        Title:  Chief Executive Officer

                                   Address for Notices:

                                   410 17th Street, Suite 700
                                   Denver, Colorado  80202
                                   Attention:  Marc MacAluso
                                   Telephone:  (303) 893-0102
                                   Facsimile:  (303) 893-0113

                                   With a Copy To:

                                   Glast, Phillips, Murray & Co.
                                   2200 One Galleria Tower
                                   13355 Noel Road, L.B. 48
                                   Dallas, Texas 75240
                                   Attention:  Michael D. Parsons, Esq.
                                   Telephone:  (972) 419-8311
                                   Facsimile:  (972) 419-8329

                                   INLAND HOLDINGS LLC, a California limited liability company,

                                   By:  TRUST COMPANY OF THE WEST, a California
                                        trust company, as Sub-Custodian for
                                        Mellon Bank for the benefit of Account
                                        No. CPFF 873-3032, Member


                                   By:  /s/ Arthur R. Carlson
                                        ---------------------------------------
                                        Arthur R. Carlson
                                        Managing Director


                                   By:  /s/ Thomas F. Mehlberg
                                        ---------------------------------------
                                        Thomas F. Mehlberg
                                        Managing Director

                                   By:  TCW PORTFOLIO NO. 1555 DR V SUB-CUSTODY
                                        PARTNERSHIP, L.P., a California limited
                                        partnership, Member

                                   By:  TCW ROYALTY COMPANY, a California
                                        corporation, Managing General Partner

                                        By:     /s/ Thomas F. Mehlberg
                                                -------------------------------
                                                Thomas F. Mehlberg
                                                Vice President

                                   Address for Notices:

                                   865 South Figueroa Street
                                   Los Angeles, California 90017
                                   Attention:  Arthur R. Carlson
                                   Attention:  Thomas F. Mehlberg
                                   Telephone:  (213) 244-0053
                                   Facsimile:  (213) 244-0604

                                   With a Copy To:

                                   Milbank, Tweed, Hadley & McCloy LLP
                                   601 South Figueroa Street, 30th Floor
                                   Los Angeles, CA  90017
                                   Attention:  David A. Lamb, Esq.
                                   Telephone:  (213) 892-4000
                                   Facsimile:  (213) 629-5063

                                   HAMPTON INVESTMENTS LLC,
                                   a Delaware limited liability company

                                   By:  JWA INVESTMENTS IV LLC,
                                        a Delaware limited liability company,
                                        its managing member

                                   By:  /s/ Steven R. Kamen
                                        ---------------------------------------
                                        Name:   Steven R. Kamen
                                        Title:  Senior Vice President

                                   Address for Notices:

                                   Hampton Investments LLC
                                   c/o Smith Management LLC
                                   885 3rd Avenue, 34th Floor
                                   New York, New York  10022
                                   Attention:  General Counsel
                                   Telephone:  (212) 888-5500
                                   Facsimile:  (212) 702-0145


                                   With a copy to:

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York  10019
                                   Attention:  Judith Thoyer, Esq.
                                   Telephone:  (212) 373-3000
                                   Facsimile:   (212) 757-3990

                                   ACKNOWLEDGED AND ACCEPTED:

                                   TRUST COMPANY OF THE WEST,
                                   a California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032


                                   By:  /s/ Thomas F. Mehlberg
                                        ---------------------------------------
                                        Thomas F. Mehlberg
                                        Managing Director


                                   By:  /s/ Arthur R. Carlson
                                        ---------------------------------------
                                        Arthur R. Carlson
                                        Managing Director

                                   Address for Notices:

                                   865 South Figueroa Street
                                   Los Angeles, California 90017
                                   Attention:  Arthur R. Carlson
                                   Telephone:  (213) 244-0000
                                   Facsimile:  (213) 244-0604

                                   With Copies To:

                                   TCW Asset Management Company
                                   1000 Louisiana, Suite 2175
                                   Houston, Texas 77002
                                   Attention:  Marc MacAluso
                                   Telephone:  (713) 615-7415
                                   Facsimile:  (713) 615-7460

                                   Milbank, Tweed, Hadley & McCloy LLP
                                   601 South Figueroa Street, 30th Floor
                                   Los Angeles, CA  90017
                                   Attention:  David A. Lamb, Esq.
                                   Telephone:  (213) 892-4000
                                   Facsimile:  (213) 629-5063